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                                                                    EXHIBIT 23.1

                    CONSENT OF L J SOLDINGER ASSOCIATES LLC

                  [LETTERHEAD OF L J SOLDINGER ASSOCIATES LLC]

                         INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in Amendment No. 2 to this Registration Statement on Form S-3 (No. 333-115645) of our report dated March 11, 2004, which appears on page F-3 of the Annual Report on Form 10-K, as amended, of CanArgo Energy Corporation for the year ended December 31, 2003 and to the reference to our Firm under the caption "Experts" in the Prospectus included in such Registration Statement.


                                           /s/ L J SOLDINGER ASSOCIATES LLC
                                          --------------------------------------
                                               L J Soldinger Associates LLC

Deer Park, Illinois, USA

August 31, 2004